UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2010

CHAPARRAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 478-8770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On February 8, 2010, Chaparral Energy, Inc. (“Chaparral”) issued a press release announcing year-end 2009 reserves and reaffirming 2009 EBITDA guidance. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

On February 8, 2010, Chaparral commenced a private placement of certain of its debt securities. In connection with the private placement, Chaparral prepared a confidential offering memorandum that contained an updated “Business and Properties” section, updating its reserves and well count as of December 31, 2009. A copy of the “Business and Properties” section of the offering memorandum is attached hereto as Exhibit 99.2 and incorporated herein by reference. Attached as Exhibit 99.3 to this Current Report is the form of presentation Chaparral expects to use in connection with presentations to certain prospective investors in the private placement. Because the offering is intended to be a private placement, the form of investor presentation has been redacted to remove all information describing the offering or the terms of the securities being offered.

Concurrently with the private placement of its debt securities, Chaparral and its restricted subsidiaries expect to enter into a new senior secured revolving credit facility that will close contemporaneously with the consummation of the offering of the securities pursuant to a commitment letter from the initial lenders to fund a new senior secured revolving credit facility, which is contingent upon customary closing conditions and the closing of the offering. The new senior secured revolving credit facility will be a $400.0 million revolving credit facility with a three-year maturity. Chaparral’s initial borrowing base under the new senior secured revolving credit facility will be $300.0 million. The consummation of the offering is conditioned upon Chaparral’s entry into the new senior secured revolving credit facility

Note Regarding Non-GAAP Financial Measures

The investor presentation attached as an exhibit hereto contains certain references to adjusted EBITDA and PV-10 value, which are non-GAAP financial measures, as defined under Regulation G of the rules and regulations of the SEC.

ADJUSTED EBITDA

Chaparral defines adjusted EBITDA as net income (loss), adjusted to exclude (1) interest expense, including other financing costs, net of capitalized interest, (2) income taxes, (3) depreciation, depletion and amortization, (4) unrealized (gain) loss on ineffective portion of hedges and reclassification adjustments, (5) non-cash change in fair value of non-hedge derivative instruments, (6) interest income, (7) non-cash deferred compensation expense (gain), (8) gain or loss on disposed assets, and (9) impairment charges and other significant, unusual non-cash charges. Any cash proceeds received from the monetization of derivatives with a scheduled maturity date more than 12 months following the date of such monetization are excluded from the calculation of adjusted EBITDA.

Management uses adjusted EBITDA as a supplemental financial measurement to evaluate Chaparral’s operational trends. Items excluded generally represent non-cash adjustments, the timing and amount of which cannot be reasonably estimated and are not considered by management when measuring Chaparral’s overall operating performance. In addition, adjusted EBITDA is the financial measurement that is used in covenant calculations required under Chaparral’s existing credit facility and is expected to be used in covenant calculations required under Chaparral’s new senior secured revolving credit facility. Chaparral considers compliance with the liquidity and debt covenants included in these agreements to be material. Adjusted EBITDA is used as a supplemental financial measurement in the evaluation of Chaparral’s business and should not be considered as an alternative to net income, as an indicator of Chaparral’s operating performance, as an alternative to cash flows from operating activities, or as a measure of liquidity. Adjusted EBITDA is not defined under GAAP and, accordingly, it may not be a comparable measurement to those used by other companies. The following table provides a reconciliation of net income (loss) to adjusted EBITDA for the specified periods.

	Year Ended December 31,			Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2009	Twelve Months Ended, September 30, 2009
	2006	2007	2008
	(dollars in thousands)
Net income (loss)	$23,806	$(4,793)	$(54,750)	45,485	$(146,934)	(247,169)
Interest expense	45,246	87,656	86,038	64,282	67,655	89,411
Income tax expense (benefit)	14,817	(2,745)	(34,386)	28,910	(90,743)	(154,039)
Depreciation, depletion, and amortization	52,299	85,842	101,973	74,744	80,726	107,955
Unrealized (gain) loss on ineffective portion of hedges and reclassification adjustments	(18,761)	8,343	(12,549)	(6,565)	(20,360)	(26,344)
Non-cash change in fair value of non-hedge derivative instruments	4,592	23,031	(89,554)	(15,958)	32,238	(41,358)
Interest income	(555)	(755)	(409)	(298)	(237)	(348)
Non-cash deferred compensation expense (gain)	82	831	(306)	1,031	827	(510)
Gain on disposed assets	(132)	(712)	(177)	(281)	(9,010)	(8,906)
Loss on impairment of oil and gas properties	—	—	281,393	—	240,790	522,183
Loss on impairment of ethanol plant	—	—	2,900	2,900	—	—
Loss on litigation settlement	—	—	—	—	2,928	2,928

Adjusted EBITDA	$121,394	$196,698	$280,173	194,250	$157,880	243,803

PV-10 VALUE

PV-10 value is derived from the standardized measure of discounted future net cash flows, which is the most directly comparable GAAP financial measure. PV-10 value is a computation of the standardized measure of discounted future net cash flows on a pre-tax basis. PV-10 value is equal to the standardized measure of discounted future net cash flows at a specified date before deducting future income taxes, discounted at 10%. Chaparral believes that the presentation of the PV-10 value is relevant and useful to investors because it presents the discounted future net cash flows attributable to its proved reserves prior to taking into account corporate future income taxes, and it is a useful measure of evaluating the relative monetary significance of its oil and natural gas properties. Further, investors may utilize the measure as a basis for comparison of the relative size and value of Chaparral’s reserves to other companies. Chaparral uses this measure when assessing the potential return on investment related to its oil and natural gas properties. However, PV-10 value is not a substitute for the standardized measure of discounted future net cash flows. Chaparral’s PV-10 value measure and the standardized measure of discounted future net cash flows do not purport to present the fair value of its oil and natural gas reserves as of the specified dates.

The following table provides a reconciliation of the standardized measure of discounted future net cash flows to PV-10 value as of December 31, 2009 for Chaparral’s major areas of operation:

	PV-10 Value	Present value of future income tax discounted at 10%	Standardized measure of discounted future net cash flow
	(dollars in millions)
Mid-Continent	$1,045.0	$256.1	$788.9
Permian Basin	148.8	51.0	97.8
Gulf Coast	57.3	18.6	38.7
Ark-La-Tex	22.4	8.6	13.8
North Texas	30.9	10.7	20.2
Rocky Mountains	19.1	7.1	12.0

Total	$1,323.5	$352.1	$971.4

The following table provides a reconciliation of the standardized measure of discounted future net cash flows to PV-10 value as of December 31, 2008 for Chaparral’s major areas of operation:

	PV-10 Value	Present value of future income tax discounted at 10%	Standardized measure of discounted future net cash flow
	(dollars in millions)
Mid-Continent	$636.7	$111.5	$525.2
Permian Basin	163.8	37.9	125.9
Gulf Coast	78.7	19.7	59.0
Ark-La-Tex	18.4	2.3	16.1
North Texas	21.9	4.8	17.1
Rocky Mountains	13.2	1.5	11.7

Total	$932.7	$177.7	$755.0

The following table provides a reconciliation of the standardized measure of discounted future net cash flows to PV-10 value as of December 31, 2007 for Chaparral’s major areas of operation:

	PV-10 Value	Present value of future income tax discounted at 10%	Standardized measure of discounted future net cash flow
	(dollars in millions)
Mid-Continent	$2,041.2	$631.5	$1,409.7
Permian Basin	306.8	116.1	190.7
Gulf Coast	139.6	62.6	77.0
Ark-La-Tex	62.5	22.6	39.9
North Texas	65.3	26.1	39.2
Rocky Mountains	56.6	19.1	37.5

Total	$2,672.0	$878.0	$1,794.0

The following table provides a reconciliation of the standardized measure of discounted future net cash flows to PV-10 value as of December 31, 2006 for Chaparral’s major areas of operation:

	PV-10 Value	Present value of future income tax discounted at 10%	Standardized measure of discounted future net cash flows
	(dollars in millions)
Mid-Continent	$1,087.4	$254.2	$833.2
Permian Basin	170.6	64.3	106.3
Ark-La-Tex	47.9	16.6	31.3
North Texas	38.4	15.1	23.3
Rocky Mountains	56.7	18.3	38.4
Gulf Coast	93.1	43.4	49.7

Total	$1,494.1	$411.9	$1,082.2

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 8, 2010

99.2	Updated Business and Properties excerpt

99.3	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 8, 2010	CHAPARRAL ENERGY, INC.

	By:	/s/ JOSEPH O. EVANS
	Name:	Joseph O. Evans
	Title:	Chief Financial Officer and Executive Vice President

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated February 8, 2010

99.2	Updated Business and Properties excerpt

99.3	Investor Presentation